UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 30, 2007

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2007, World Heart Corporation (the “Company” or “World Heart”) announced that Mr. David Pellone has been appointed Vice President, Finance and Chief Financial Officer of the Company effective August 31, 2007.  Mr. Pellone is taking over for Mr. Richard Juelis, who is stepping down from that position simultaneously with Mr. Pellone’s appointment, but will remain with the Company in a consulting capacity through the transition period until the end of the year. Mr. Juelis will also continue to be eligible for the previously disclosed incentive bonus, subject to successful completion of the Company’s efforts to monetize certain of its Canadian tax loss carryforwards.

Mr. Pellone, 63, has extensive experience as the Vice President of Finance and Chief Financial Officer with a number of companies, including technology companies.  His prior work experience includes Condor Power Supplies, Inc., Flash Electronics, Inc., RAE Systems Inc., AG Associates Inc. and the Medical Products and Services Division of 3M Company.  Since October, 2005, Mr. Pellone has served as a consultant to several companies, including Globalstar, Inc., OpSource, Inc., Reliant Technologies, Inc., Sylantro Systems Corporation, Tasman Networks, Inc. and WorldHeart, in areas ranging from public reporting, internal controls compliance, divestiture and audit preparation.  From May, 2004 to March, 2005, Mr. Pellone served as Vice President Finance and CFO with Condor Power Supplies, Inc.  From November, 2000 to January, 2004, Mr. Pellone served as Vice President Finance/CFO with Flash Electronics, Inc.  Mr. Pellone holds a MBA degree in Accounting/Finance from Santa Clara University and a BBA in Operations Management from Kent State University.

In connection with his appointment, the Company entered into an employment agreement with Mr. Pellone.  Mr. Pellone’s initial base salary will be $180,000 per year.  The Board of Directors also approved a grant to Mr. Pellone of an option to purchase 15,000 common shares of the Company pursuant to the Company’s 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan). The option will vest annually over a three-year period.  Mr. Pellone will also be eligible for additional equity incentive grants in the future. A copy of the employment agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other than the compensation arrangements described above related to Mr. Pellone’s employment by the Company, and approximately $21,000 in consulting fees paid for services performed prior to joining the Company as an employee, there are no transactions to which the Company is or is proposed to be a party and in which Mr. Pellone has material interest.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

     99.1    Employment Agreement by and among World Heart Corporation and David Pellone.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 4, 2007

WORLD HEART CORPORATION

	By:	/s/ Jal S. Jassawalla

	Name:	Jal S. Jassawalla
	Title:	President and Chief Executive Officer

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